Exhibit 99.1

Investor Relations:

Christopher Taylor

781-398-2466

Media Relations:

Sarah Emond

781-398-2544

For Immediate Release

Oscient Pharmaceuticals Reports Financial Results for Fourth Quarter and Fiscal Year 2006

— Total revenues increase 95% in 2006 reflecting ANTARA® acquisition —

- Conference call with senior management scheduled for 8:30 AM ET today -

Waltham, Mass., February 27, 2007 – Oscient Pharmaceuticals Corporation (Nasdaq: OSCI) today reported financial results for the fourth quarter and fiscal year ended December 31, 2006. The Company reported total revenues of $46.2 million for fiscal year 2006, compared to revenues of $23.6 million for fiscal year 2005. During the fourth quarter of 2006, Oscient recorded $12.5 million in revenue from the cardiovascular drug ANTARA® (fenofibrate) capsules and $5.5 million in revenue from the antibiotic FACTIVE ® (gemifloxacin mesylate) tablets. Total revenues for the fourth quarter of 2006 were $18.3 million, nearly double the $9.5 million in total revenues recorded in the fourth quarter of 2005.

“2006 was a year of great transformation at Oscient. The acquisition of ANTARA dramatically improved our financial profile and has enabled us to provide investors additional clarity about our expected financial performance,” stated Steven M. Rauscher, President and Chief Executive Officer. “During 2006 we also made significant strides toward building FACTIVE into a global brand by granting commercialization rights to FACTIVE in our licensed territories outside of the U.S. to Pfizer Mexico, Abbott Canada and Menarini Group in Europe.”

For the fourth quarter ended December 31, 2006, the Company reported a net loss of ($14,691,000), or ($1.09) per basic and diluted share. This compares to a net loss of ($17,111,000), or ($1.53) per basic and diluted share, for the fourth quarter of 2005. During the quarter ended December 31, 2006, the Company’s cash position decreased by approximately $7.0 million to approximately $45 million in total cash, restricted cash and investments.

Selling, marketing, general and administrative expenses were $19.4 million in the fourth quarter of 2006 and include approximately $0.7 million in non-cash stock-based compensation. This compares to $20.6 million in selling, marketing, general and administrative expenses in the fourth quarter of 2005. The Company’s operating expenses have remained relatively steady over the previous eight quarters, reflecting close control of expenses. Research and development expenses for the fourth quarter of 2006 totaled approximately $2.0 million, reflecting investment in the FACTIVE post-marketing study, for which enrollment was recently completed.

For the fiscal year ended December 31, 2006, the Company reported total revenues of $46.2 million, compared to revenues of $23.6 million for fiscal year 2005. Net loss decreased to ($78,477,000), or ($6.58) per basic and diluted share in 2006, from ($88,593,000), or ($8.42) per basic and diluted share, in 2005. The 2006 results include approximately $11.0 million in non-cash charges, reflecting primarily $6.4 million in amortization of intangible assets and approximately $3.9 million in stock-based compensation expenses related to the adoption of Financial Accounting Standards Board (FASB) Statement No. 123(R). Also included in the 2006 results is a

Q4 2006 Financial Results

February 27, 2007

gain of $1.6 million related to disposition of our investment in Agencourt Personal Genomics. The 2005 results include approximately $5.8 million in non-cash charges reflecting $1.0 million in stock-based compensation expenses attributable to the merger with GeneSoft Pharmaceuticals incurred prior to the implementation of FASB Statement No. 123(R) and $4.8 million in amortization of intangible assets. Also included in the 2005 results as other income are $2.5 million related to the transfer of intellectual property to Wyeth and $2.2 million related to the sale of an equity stake in Agencourt Bioscience.

Financial Guidance

The Company expects total revenue for fiscal year 2007 to increase by at least 80 percent from fiscal year 2006 revenue levels, with approximately two-thirds of those revenues derived from sales of its higher gross margin product ANTARA. The Company expects net cash utilization of approximately $40 million in 2007, with a net decrease of cash and cash equivalents of approximately $4 million on average per month during the first half of 2007 and less in the second half as revenues increase. The Company anticipates net cash utilization of $20-$24 million in 2008. This guidance does not include any cash impact of the acquisition and marketing of a third product, which remains one of the top business development goals for 2007.

“In the fourth quarter of 2007, we expect to reach a sustainable commercial breakeven point. This important milestone reflects the point at which our revenues from product sales exceed our cost of goods sold (excluding amortization of intangibles), selling and marketing expenses and royalty obligations,” stated Philippe Maitre, Senior Vice President and Chief Financial Officer. “Once we have achieved the commercial breakeven point, our sales and marketing organization becomes a net generator of cash and begins to cover other expenses as we progress toward total company profitability.”

ANTARA Market Performance Highlights

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Market performance: ANTARA prescriptions in the fourth quarter totaled 113,220. In the most recent week available, the week ending February 16, 2007, the four-week moving average for total prescriptions of ANTARA increased to 9,129, from 8,153 at the time Oscient acquired ANTARA.

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Market share: During the latest four-week period available, ANTARA obtained an average of approximately 3.9% market share of total prescriptions among branded fenofibrate products. Among new prescriptions, ANTARA market share for the most recent week was 4.8%, up from 4.2% prior to the commencement of Oscient’s selling efforts.

•	Market growth: According to Wolters Kluwer Health, prescriptions for branded fenofibrate products grew 18% in 2006.

FACTIVE Market Performance Highlights

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Market performance: Consistent with seasonal trends, prescriptions in the fourth quarter of 2006 totaled 73,200, a 47% increase over the 49,800 written in the third quarter of 2006. Since launch, over 591,600 prescriptions for FACTIVE tablets have been written by more than 29,100 physicians as of February 16, 2007.

•	Market share: For the fourth quarter of 2006, among all prescriptions for fluoroquinolones written to treat respiratory tract infections, FACTIVE has attained approximately a 2% market share.

•	Market growth: According to Wolters Kluwer Health, prescriptions for the three branded fluoroquinolones used to treat respiratory tract infections grew 5.5% in 2006.

FACTIVE Commercialization Milestones

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Five-day treatment of community-acquired pneumonia (CAP): The U.S. Food and Drug Administration (FDA) accepted as complete the Company’s response to the approvable letter for the application seeking approval of FACTIVE tablets for the five-day treatment of CAP. The FDA has established a user fee deadline of May 1, 2007. FACTIVE is currently approved by the FDA for the five-day treatment of acute bacterial exacerbations of chronic bronchitis (AECB) and the seven-day treatment of CAP.

Q4 2006 Financial Results

February 27, 2007

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Mexico: In October, Pfizer S.A. de C.V. (Pfizer Mexico) announced the launch of FACTIVE tablets in Mexico. Pfizer Mexico is promoting FACTIVE-5 in Mexico for the five-day treatment of acute bacterial sinusitis (ABS), AECB and CAP.

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Canada: Oscient granted FACTIVE commercialization rights to Abbott Canada, an affiliate of Abbott, in August 2006. FACTIVE is approved for the five-day treatment of AECB in Canada. Abbott Canada plans to pursue regulatory approval for additional indications.

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Europe: In January 2007, the Company announced an agreement granting the European rights to FACTIVE to Menarini Group, the second largest primary care focused company in Europe. Menarini will pursue European regulatory approval in coordination with Oscient and will have access to the clinical trial dossier for FACTIVE and the post-marketing data from the U.S. market.

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Phase IV trial: The Company completed enrollment in its Phase IV post-marketing trial, known as the FORCE trial (FACTIVE Outpatient Respiratory Infection Community Experience). Oscient began enrollment coincident with the launch of FACTIVE in the fall of 2004. Patient enrollment at more than 200 clinical sites was completed nearly one year ahead of schedule, which allows for the submission of the study report to the FDA earlier than planned and reduces the total expense of the study.

“As we enter 2007, our sales team continues to make significant progress with both ANTARA and FACTIVE,” added Mr. Rauscher. “The addition of a third product, which is one of our highest priorities for 2007, could accelerate our progress toward commercial breakeven and positive net income, as we further leverage our existing commercial organization.”

About Oscient Pharmaceuticals

Oscient Pharmaceuticals Corporation is a commercial-stage biopharmaceutical company marketing two FDA-approved products with its national primary care sales force. ANTARA® (fenofibrate) capsules is indicated for the adjunct treatment of hypercholesterolemia (high blood cholesterol) and hypertriglyceridemia (high triglycerides) in combination with diet. FACTIVE® (gemifloxacin mesylate) tablets is an antibiotic approved for the treatment of acute bacterial exacerbations of chronic bronchitis and community-acquired pneumonia of mild to moderate severity. Oscient also has a novel, late-stage antibiotic candidate, Ramoplanin, under investigation for the treatment of Clostridium difficile-associated disease (CDAD).

For important information regarding the safety and use of ANTARA and FACTIVE, please see the full prescribing information available at www.antararx.com and www.factive.com.

Forward-Looking Statement

This news release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements with regard to (i) the Company’s anticipated revenue increases for the fiscal year ending December 31, 2007, (ii) the Company’s anticipated cash utilization for 2007 and 2008, and (iii) the Company’s goal to add an additional product to its portfolio. Forward-looking statements represent our management’s judgment regarding future events. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “expect,” “intend,” “anticipate,” “estimate,” and similar words, although some forward-looking statements are expressed differently. We do not plan to update these forward-looking statements. You should be aware that our actual results could differ materially from those contained in the forward-looking statements due to a number of risks affecting our business. These risks include, but are not limited to (a) our ability to successfully commercialize and market ANTARA or FACTIVE due to: the limitations on our resources and experience in the commercialization of products; lack of acceptance by physicians, patients and third party payors; unanticipated safety, product liability, efficacy, or other regulatory issues; delays in recruiting and training sales personnel; problems relating to manufacturing or supply; delays in the supply of products by the third party manufacturers and suppliers on which we rely; inadequate distribution of the products by wholesalers, pharmacies, hospitals and other customers; and competition from other products; (b) our ability to integrate ANTARA into our business; (c) whether we will be able to expand the indications for which FACTIVE is approved;(d) the delay in or inability to obtain additional regulatory approvals of our products and product candidates due to negative, inconclusive or insufficient results in ongoing or future clinical trials, the FDA requiring additional information or data, delays in the progress of ongoing clinical trials, safety concerns arising with respect to our products or product candidates and disputes with the third parties from whom we license our products or product candidate; (e) delays by the FDA; (f) the

Q4 2006 Financial Results

February 27, 2007

Company’s inability to raise additional capital on favorable terms or at all and (g) claims against us by third parties, including claims relating to our intellectual property position. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are described under the heading “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2006 and in other filings that we may make with the Securities and Exchange Commission from time to time.

Conference Call & Webcast Information

Slides accompanying today’s call are available in the Investor Relations section of the Company’s website.

A conference call will be held today at 8:30 AM ET with Steven Rauscher, President and CEO and other members of the management team. Participants can access the call by dialing 1-888-634-4009. International participants are asked to dial 1-706-634-2285. The call will also be available via webcast on the Company’s website at www.oscient.com. A replay will be available two hours after the conclusion of the call until March 6, 2007. Domestic participants can access the replay by dialing 1-800-642-1687, while international participants are asked to dial 1-706-645-9291. The conference ID number for the replay is 8411143. A replay of the webcast will also be available on the Company’s website.

- tables follow -

Q4 2006 Financial Results

February 27, 2007

OSCIENT PHARMACEUTICALS CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts) (audited)

	Three Months Ended		Year Ended
	Dec. 31, 2006	Dec. 31, 2005	Dec. 31, 2006	Dec. 31, 2005
Revenues:
Product revenue, net	$18,068	$7,963	$38,244	$20,458
Co-promotion revenue	—	1,423	6,890	2,954
Other revenue	196	100	1,018	197

Total revenues	18,264	9,486	46,152	23,609
Costs and expenses[1]:
Cost of product revenue	7,805	3,439	19,613	9,830
Research and development	1,991	1,423	12,406	14,432
Selling & marketing	14,314	17,654	69,211	74,931
General and administrative	5,061	2,937	16,841	13,088

Total costs and expenses	29,171	25,453	118,071	112,281

Loss from operations	(10,907)	(15,967)	(71,919)	(88,672)

Other income (expense):
Interest income	555	773	2,995	3,400
Interest expense	(4,167)	(1,930)	(11,056)	(8,126)
Gain on sale of fixed assets	1	13	2	65
Gain from sale of intellectual property	—	—	—	2,500
Gain on disposition of investment / other income	6	—	1,680	2,205

Net other income (expense)	(3,605)	(1,144)	(6,379)	44

Net loss before discontinued operations and income tax	(14,512)	(17,111)	(78,298)	(88,628)

Income from discontinued operations	—	—	—	35

Net loss before income tax	(14,512)	(17,111)	(78,298)	(88,593)

Provision for income tax	(179)	—	(179)	—

Net loss	$(14,691)	$(17,111)	$(78,477)	$(88,593)

Basic/diluted net loss per common share	$(1.09)	$(1.77)	$(6.58)	$(9.26)
Basic/diluted weighted average common shares outstanding	13,484,306	9,645,211	11,925,485	9,568,598

SELECTED BALANCE SHEET DATA

(in thousands) (audited)

	Dec. 31, 2006	Dec. 31, 2005
Cash, cash equivalents, marketable securities and restricted cash and investments**	$44,808	$80,044
Total assets	279,407	241,095
Deferred revenue	1,386	—
Long-term liabilities	250,977	191,289
Shareholders’ (deficit) equity	(1,996)	28,101

**	includes restricted cash at 12/31/06 of approximately $6.6 million: $2.5 million relates to coupon payments on debt and $4.1 million relates to real estate obligations

[1]

The 2006 results reflect $765,000 and $3,876,000 related to stock-based compensation associated with the adoption of FASB Statement No. 123(R) for the three and twelve month periods ended December 31, 2006, respectively; the 2005 results reflect $6,000 and $1,006,000 for the three and twelve month periods ended December 31, 2005, respectively, which was related to stock-based compensation associated with the assumptions of stock options in connection with the merger completed with GeneSoft Pharmaceuticals in 2004.

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